UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue	Burbank, California	91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2007, William S. Keenan, Chief Financial Officer of LBI Holdings I, Inc. and its subsidiaries, including LBI Media Holdings, Inc. and LBI Media, Inc. (collectively, the “Company”), resigned as an officer and employee of the Company to pursue other opportunities.

On January 26, 2007, Lenard D. Liberman, was appointed Chief Financial Officer of the Company. Since the Company’s formation in 1987, Mr. Liberman, age 45, has served and continues to serve as the Company’s Executive Vice President and Secretary and member of the Company’s board of directors. Mr. Liberman also previously served as the Company’s Chief Financial Officer from April 1999 to April 2000, April 2002 to April 2003 and April 2005 to May 2006. Mr. Liberman manages all day-to-day operations including acquisitions and financings. He received his juris doctorate degree and masters of business administration degree from Stanford University in 1987. Mr. Liberman is a member of the California Bar.

Mr. Liberman and his father, Jose Liberman, President of the Company, own all of the outstanding shares of common stock of LBI Holdings I, Inc. and are the sole members of the board of directors of the Company.

The Company made personal loans to Mr. Liberman in the amount of $243,095, $32,000 and $1,916,563 on December 20, 2001, June 14, 2002 and July 9, 2002, respectively. Each of the loans bears interest at the alternative federal short-term rate published by the Internal Revenue Service for the month in which the advance was made, which rate was 2.48%, 2.91% and 2.84% for December 2001, June 2002 and July 2002, respectively. Each loan matures on the seventh anniversary of the date on which the loan was made. As of December 31, 2006, the Company had outstanding loans, including accrued interest of $279,483, aggregating $2,471,141 to Mr. Liberman. During the year ended December 31, 2006, the largest aggregate amount of principal outstanding of these loans was $2,191,658. Mr. Liberman did not pay any principal or interest to the Company for the year ended December 31, 2006.

Mr. Liberman is the sole shareholder of L.D.L. Enterprises, Inc., a mail order business. From time to time, the Company allows L.D.L. Enterprises to use, free of charge, unsold advertising time on its television stations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

Dated: February 1, 2007	By:	/s/ Lenard D. Liberman
Lenard D. Liberman
Executive Vice President, Chief Financial Officer and Secretary